INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) dated as of June ___, 2008, by and among the Revolving Lender and Black Forest International, LLC (together with its successors and assigns, “BFI”), New Earth LNG, LLC, a Delaware limited liability company (the “Company”), and certain other Persons listed below on the signature pages as “Obligors.”

RECITALS:
WHEREAS, PNG Ventures, Inc. has issued to BFI a 12% Subordinated Secured Convertible Promissory Note, dated June 3, 2008, in the original principal amount of $626,250 (the “BFI Note”);

WHEREAS, Greenfield Commercial Credit, LLC, a Michigan limited liability company (together with its successors and assigns, the “Revolving Lender”) is a party with Arizona LNG, LLC and Applied Technologies USA, LLC (each a “Revolving Borrower” and together with the Company, a “Borrower”) to that Loan and Security Agreement, dated March 1, 2007 (as amended, modified, supplemented, replaced, restated or Refinanced from time to time in accordance with its terms and the terms hereof, the “Initial Revolving Credit Agreement”);

WHEREAS, each Obligor (other than Parent) has granted to BFI a Lien (as defined below) on substantially all of its assets and properties, and the shareholders of such Obligor have pledged to BFI 100% of the stock of such Obligor, all as more particularly described in the Term Loan Documents (as defined below);

WHEREAS, each Revolving Borrower has granted to the Revolving Lender a Lien on the Revolving Credit Priority Collateral as collateral security for the payment and performance of the Revolving Credit Obligations, all as more particularly described in the Revolving Credit Documents (as defined below);

WHEREAS, BFI and the Revolving Lender wish to set forth their agreement as to certain of their respective rights and obligations with respect to the assets and properties of the Obligors and their understanding relative to their respective positions in certain assets and properties of the Obligors; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Section 1.                           Definitions.

1.1           General Terms.  As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and the plural forms of the terms defined:

 “Agreement” has the meaning set forth in the preamble hereof.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” has the meaning set forth in the preamble hereto.

“Business Day” means any day of the year that is not a Saturday, a Sunday or a day on which banks are required or authorized to close in New York City.

“Collateral” means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of any Obligor, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Liens granted in any Insolvency Proceeding) is now or hereafter granted or purported to be granted by such Person in favor of a Secured Creditor, as security for all or any part of the Obligations.

“Company” has the meaning set forth in the preamble hereto.

“Debt Action” means (a) the filing of a lawsuit by either Secured Creditor solely to collect the Obligations owed to such Secured Creditor and not to exercise secured creditor remedies in respect of the Collateral, (b) the demand by either Secured Creditor for accelerated payment of any and all of the Obligations owed to such Secured Creditor, (c) the filing of any notice of claim and the voting of any such claim in any Insolvency Proceeding involving an Obligor, (d) the filing of any motion in any Insolvency Proceeding permitted under Section 5 or (e) the filing of any defensive pleading in any Insolvency Proceeding consistent with the terms of this Agreement.

“Designated Permitted Disposition” has the meaning set forth in Section 2.10(a).

“Disposition” means any sale, lease, exchange, transfer or other disposition, and “Dispose” and “Disposed of” shall have correlative meanings.

“Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by setoff or otherwise, on account of such indebtedness or obligation or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person.

“Documents” means the Revolving Credit Documents and the Term Loan Documents, or any of them.

“Enforcement Action” means (a) any action by either Secured Creditor to foreclose on the Lien of such Person in any Collateral, (b) any action by either Secured Creditor to take possession of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, including any Disposition after the occurrence of an Event of Default of any Collateral by an Obligor with the consent of, or at the direction of, a Secured Creditor, (c) the taking of any other actions by a Secured Creditor against any Collateral, including the taking of control or possession of, or the exercise of any right of setoff with respect to, any Collateral and including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral and/or (d) the commencement by either Secured Creditor of any legal proceedings or actions against or with respect to an Obligor or any of such Obligor’s property or assets or any Collateral to facilitate any of the actions described in clauses (a),

(b) and (c) above, including the commencement of any Insolvency Proceeding; provided that this definition shall not include any Debt Action.

 “Event of Default” means each “Event of Default” or similar term, as such term is defined in any Term Loan Document or any Revolving Credit Document.

“Excess Revolving Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the Revolving Loan Documents and the undrawn amount of all outstanding Letters of Credit and the unreimbursed amount of all Letters of Credit that is in excess of the Maximum Revolving Credit Principal Amount plus (b) without duplication, the portion of interest and fees on account of such portion of the loans and Letters of Credit described in clause (a) of this definition; provided, however, that any interest, fees, or reimbursement obligations in respect of expenses that accrue, or are incurred, after the date when Revolving Lender or BFI, as applicable, commences Enforcement Action with respect to all or any material portion of the Collateral shall not constitute Excess Revolving Obligations, regardless of whether any such amounts are added to the principal balance of the loans pursuant to the terms of the Revolving Loan Documents.

“Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been affirmed by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

“Initial Revolving Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means, as to any Obligor, any of the following:  (a) any case or proceeding with respect to such Person under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Obligor, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Obligor or any of its assets, (c) any proceeding for liquidation, dissolution or other winding up of the business of such Obligor or (d) any assignment for the benefit of creditors or any marshalling of assets of such Obligor.

“Junior Adequate Protection Liens” shall have the meaning set forth in Section 6.2.

“Junior Lien Default Notice” means a notice by BFI to the Revolving Lender indicating that an Event of Default under the Term Loan Documents has occurred and that BFI intends to take Enforcement Action against Revolving Credit Priority Collateral.

“Junior Lien Disposition Notice” shall have the meaning set forth in Section 2.10(a).

“Junior Obligations” means, as to the Term Loan Priority Collateral, the Revolving Credit Obligations, and as to the Revolving Credit Priority Collateral, the Term Loan Obligations.

“Junior Secured Creditor” means, as to the Term Loan Priority Collateral, the Revolving Lender (it being understood that the Revolving Lender has and will acquire no Lien on the Term Loan Priority Collateral), and as to the Revolving Credit Priority Collateral, BFI.

“Letters of Credit” means the “Letters of Credit,” as that term is defined in the Revolving Credit Agreement in effect on the date hereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention arrangement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Lock-Box Account” means deposit account number #1852 316395 established at Comerica Bank for receipt of collections of receivables pursuant to lock box arrangement among the Revolving Lender and the Revolving Borrowers.

“Maximum Revolving Credit Principal Amount” means, as of any date of determination, (a) $2,500,000 minus (b) permanent reductions of revolving loan commitments under the Revolving Credit Documents after the date hereof plus (c) interest, fees, costs, expenses, indemnities and other amounts payable pursuant to the terms of the Revolving Credit Documents, whether or not the same are added to the principal amount of the Revolving Credit Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding.

“Non-Priority Collateral” means, as to BFI, the Revolving Credit Priority Collateral, and, as to the Revolving Lender, the Term Loan Priority Collateral (it being understood that the Revolving Lender has and will acquire no Lien on Term Loan Priority Collateral).

“Obligations” means the Term Loan Obligations and the Revolving Credit Obligations, or any of them.

“Obligor” means the Company and each other Person liable on or in respect of any Obligations or that has granted a Lien on any property or assets as Collateral, together with such Person’s successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, that: (a) all of such Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted) have been indefeasibly paid, performed or discharged in full (with all such Obligations consisting of monetary or payment obligations having been paid in full in cash), (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the documents relating to such Obligations and (c) any and all letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or backed by stand-by guarantees or cash collateralized) in accordance with the terms of such documents.

“Parent” means PNG Ventures, Inc., a Nevada corporation.

“Payment Rights” means any right of any Obligor to the payment of money arising from the Disposition of any Inventory or rendition of services, whether such right to payment constitutes an Account or Payment Intangible or is evidenced by or consists of a Document, Instrument, Chattel Paper, Letter-of-Credit Right or Supporting Obligation.

“Permitted Collateral Sale” means any Disposition of Priority Collateral so long as such Disposition is permitted under the Priority Documents as in effect on the date hereof.

“Permitted Junior Lien Disposition” shall mean a Disposition of any Revolving Credit Priority Collateral (other than collection of an obligation) in connection with an Enforcement Action by BFI after the expiration of the Standstill Period and subject to the terms of Section 3.1 of this Agreement which Disposition is commercially reasonable in all respects and undertaken on an arm’s length basis with parties which are not Affiliates of BFI.

“Person” means an individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture, governmental authority or any other entity or regulatory body.

“Priority Claim Avoidance” shall have the meaning set forth in Section 6.4.

“Priority Collateral” means, as to BFI, the Term Loan Priority Collateral (it being understood that the Revolving Lender has and will acquire no Lien on Term Loan Priority Collateral), and as to the Revolving Lender, the Revolving Credit Priority Collateral.

“Priority Documents” means, as to the Revolving Credit Priority Collateral, the Revolving Credit Documents and as to the Term Loan Priority Collateral, the Term Loan Documents.

“Priority Obligations” means, as to the Term Loan Priority Collateral, the Term Loan Obligations and as to the Revolving Credit Priority Collateral, the Revolving Credit Obligations.

“Priority Secured Creditor” means, as to the Term Loan Priority Collateral, BFI (it being understood that the Revolving Lender has and will acquire no Lien on Term Loan Priority Collateral), and as to the Revolving Credit Priority Collateral, the Revolving Lender.

“Purchase Notice” shall have the meaning set forth in Section 5.1.

 “Refinance”, “Refinancings” and “Refinanced” means, in respect of any Obligations, to issue other indebtedness in exchange or replacement for such Obligations, in whole or in part.

“Release Documents” shall have the meaning set forth in Section 2.5.

“Release Event” means the taking of any Enforcement Action by a Secured Creditor against all or any portion of Collateral that is Priority Collateral as to such Secured Creditor (including a Disposition conducted by an Obligor with the consent of such Secured Creditor) or, after the occurrence and during the continuance of an Insolvency Proceeding by or against an Obligor, the entry of an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code authorizing the sale of all or any portion of such Collateral with the support of such Secured Creditor.

“Revolver Purchase Option Closing Date” shall have the meaning set forth in Section 5.2.

“Revolving Borrower” shall have the meaning set forth in the recitals hereto.

“Revolving Credit Agreement” means (a) the Initial Revolving Credit Agreement and (b) each loan or credit agreement evidencing any replacement, substitution, renewal, or Refinancing of the Obligations under the Revolving Credit Agreement, in each case as amended, restated, supplemented, replaced, substituted or Refinanced in accordance with the terms of this Agreement.

“Revolving Credit Documents” means the Revolving Credit Agreement, and all other agreements, documents and instruments at any time executed and/or delivered by the Revolving Obligors or any other Person with, to or in favor of the Revolving Lender in connection therewith or related thereto, including such documents evidencing successive Refinancings of the Revolving Credit Obligations in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.

“Revolving Credit Obligations” means all obligations, obligations to post cash collateral in respect of Letters of Credit or indemnities in respect thereof, liabilities and indebtedness of every kind, nature and description owing by the Revolving Borrowers to the Revolving Lender evidenced by or arising under one or more of the Revolving Credit Documents (including the Revolving Loans), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Credit Agreement and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to any Revolving Obligor (and including the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding), exclusive of the Excess Revolving Obligations, which Excess Revolving Obligations shall be excluded from (and shall not constitute) Revolving Credit Obligations.

“Revolving Credit Priority Collateral” means all right, title and interest of the Revolving Borrowers in and to the following types of property, whether now owned or hereafter created, acquired or arising and wherever located: (i) all Payment Rights; (ii) all Inventory; (iii) all Documents relating to or evidencing any Inventory; (iv) all rights, remedies, security and liens, in, to and in respect of the types of property referred to in clauses (i), (ii) or (iii) above, including rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lien or secured party, guaranties or other contracts of suretyship with respect to the Accounts and Inventory, deposits or other security for the obligation of any account debtor obligated on or in connection with any Account, and credit and other insurance relating to any Account; (v) all items of Inventory relating to, or which by sale have resulted in, Payment Rights, including all items of Inventory described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Payment Rights, and all returned, reclaimed or repossessed items of Inventory pertaining to any Payment Right; (vi) all amounts on deposit in the Lock-Box Account, except to the extent that any such amounts have been identified as proceeds of Term Loan Priority Collateral; (vii) all amounts on deposit in any Term Loan Priority Account, in each case, to the extent that any such amounts have been identified as proceeds of Revolving Credit Priority Collateral; (viii) all contracts and agreements for the sale of Inventory; (ix) all books, records, ledger cards, computer programs, software and other property at any time evidencing or relating to any or all of the foregoing; and (x) subject to the limitations set forth in clauses (vi) and (vii) of this definition, all proceeds of any of the items described in clauses (i) through (ix) above, in any form (including any insurance proceeds or claims by any Revolving Borrower against third parties, for loss or damage to or destruction of any or all of the foregoing).  Notwithstanding the foregoing, in no event shall property that is otherwise Revolving Credit Priority Collateral constitute Term Loan Priority Collateral due to the fact that it was acquired by a Revolving Obligor with the cash proceeds of Term Loan Priority Collateral, and no proceeds of an advance under the Revolving Credit Agreement shall constitute Term Credit Priority Collateral.  For purposes of this definition, returned items of Inventory in connection with any sale thereof shall continue to constitute Revolving Credit Priority Collateral, whether or not such items are being held for sale.

“Revolving Credit Secured Claim” means any portion of the Revolving Credit Obligations.

“Revolving Credit Termination Date” means the date on which all Revolving Credit Obligations have been Paid in Full.

“Revolving Lender” has the meaning set forth in the recitals hereto.

“Revolving Loans” means the loans or advances made or outstanding under the Revolving Credit Documents.

“Revolving Obligor” means each Revolving Borrower, Parent and the Company.

“Secured Claim” means a Term Loan Secured Claim or a Revolving Credit Secured Claim.

“Secured Creditors” means BFI and the Revolving Lender, or either of them.

“Senior Adequate Protection Liens” shall have the meaning set forth in Section 6.2.

“Standstill Period” means the period commencing on the date of an Event of Default and ending upon the date which is the earlier of (a) 180 days after the Revolving Lender has received a Junior Lien Default Notice with respect to such Event of Default and (b) the date on which the Revolving Credit Obligations have been Paid in Full; provided that in the event that as of any day during such 180 days, no Event of Default in respect of the Term Loan Obligations is continuing, then the Standstill Period shall be deemed not to have commenced.

“Term Credit Agreement” means (a) the BFI Note and (b) each promissory note or other instrument evidencing any initial or subsequent replacement, substitution, renewal, or Refinancing of the Obligations under the BFI Note, in each case as the same may from time to time be amended, amended and restated, supplemented, modified, replaced, substituted, renewed or Refinanced in accordance with the terms of this Agreement.

 “Term Loan” means the term loan made or outstanding under the Term Loan Documents.

“Term Loan Documents” means the Term Credit Agreement, each guaranty, security agreement, mortgage, deed of trust or other collateral or security document related thereto, constituting collateral therefor or supporting the payment thereof and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of BFI in connection therewith or related thereto, including such documents evidencing successive Refinancings of the Term Loan Obligations, in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.

“Term Loan Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Company or any other Obligor under the Term Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, and whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Credit Agreement and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to the Company or any other Obligor (as such term is defined in the Term Credit Agreement) (and including the payment of any principal, interest, fees, cost, expenses and other amounts (including default rate interest) which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding).

 “Term Loan Priority Collateral” means all Collateral other than Revolving Credit Priority Collateral (it being understood that the Revolving Lender has and will acquire no Lien on Term Loan Priority Collateral).

“Term Loan Secured Claim” means any portion of the Term Loan Obligations.

“Term Loan Termination Date” means the date on which all Term Loan Obligations have been Paid in Full.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“UCC Notice” shall have the meaning set forth in Section 3.1.

The terms “Account,” “Chattel Paper,” “Document,” “Equipment,” “General Intangible,” “Goods,” “Instrument,” “Inventory,” “Letter-of-Credit Right,” “Payment Intangible,” and ““ shall have the meanings ascribed to them in the Uniform Commercial Code as in effect in the State of New York from time to time.

1.2           Certain Matters of Construction.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.  For purposes of this Agreement, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter, (b) the term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary, (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations and (d) unless otherwise specified, all references to any instruments or agreements, including references to any of this Agreement and the Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms hereof.

Section 2.                           Security Interests; Priorities.

2.1           Priorities.

(a)           Each Secured Creditor hereby acknowledges that other Secured Creditor has been granted Liens upon the Collateral to secure its respective Obligations and hereby consents to such grant.

(b)           Notwithstanding the foregoing, no Obligor has granted to the Revolving Lender any Lien upon any Term Loan Priority Collateral, and notwithstanding anything to the contrary contained in this Agreement, BFI has not consented to any grant by any Obligor to the Revolving Lender or as security for the Revolving Credit Obligations of any Lien upon any Term Loan Priority Collateral.  Until the Term Loan Termination Date, no Obligor shall grant and the Revolving Lender shall not accept, any Lien upon any Term Loan Collateral as security for any Revolving Credit Obligations.  In the event any such Lien is granted, the Revolving Lender shall promptly execute and deliver and cause to be properly filed or recorded any and all instruments and documents in order to terminate and release of record any such Lien.

(c)           The Liens of the Revolving Lender on the Revolving Credit Priority Collateral to the extent securing Revolving Credit Obligations shall be senior and prior in right to the Liens of BFI on the Revolving Credit Priority Collateral, and such Liens of BFI on the Revolving Credit Priority Collateral are and shall be junior and subordinate to the Liens of the Revolving Lender in the Revolving Credit Priority Collateral to the extent securing Revolving Credit Obligations.

(d)           The priorities of the Liens provided in this Section 2.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or Refinancing of any of the Obligations, nor by any action or inaction which either of the Secured Creditors may take or fail to take in respect of the Collateral.

2.2           No Alteration of Priority.  The priorities set forth in this Agreement are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Secured Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Documents.

2.3           Perfection; Contesting Liens. Each Secured Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in the Collateral in which such Secured Creditor has been granted a Lien.  The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Creditors and shall not impose on either Secured Creditor any obligations in respect of the Disposition of proceeds of any Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.  Each Secured Creditor agrees that it will not institute or join in any contest of the validity, perfection, priority or enforceability of the Liens of the other Secured Creditor in the Collateral or the enforceability of the Term Loan Obligations or the Revolving Credit Obligations; provided that nothing in this Agreement shall be construed to prevent or impair the rights of BFI or the Revolving Lender to enforce this Agreement, including the provisions hereof relating to Lien priority.

2.4           Proceeds of Collateral.  Any Non-Priority Collateral or proceeds thereof received by either Secured Creditor including, without limitation, any such Non-Priority Collateral constituting proceeds, or any payment or Distribution, that may be received by either Secured Creditor (a) in connection with the exercise of any right or remedy (including any right of setoff) with respect to Non-Priority Collateral, (b) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) as to Non-Priority Collateral, (c) from the collection or other Disposition of, or realization on, Non-Priority Collateral, whether or not pursuant to an Insolvency Proceeding or (d) in violation of this Agreement, shall be segregated and held in trust and promptly paid over to the Priority

Secured Creditor, in the same form as received, with any necessary endorsements, and each Junior Secured Creditor hereby authorizes the Priority Secured Creditor to make any such endorsements as agent for the Junior Secured Creditor (which authorization, being coupled with an interest, is irrevocable). Nothing contained in this Section 2.4 shall constitute consent to the Revolving Lender obtaining a Lien upon any Term Loan Priority Collateral.

2.5           Release of Collateral Upon Permitted Collateral Sale.  Each Junior Secured Creditor shall at any time in connection with any Permitted Collateral Sale of Collateral, that, as to such Junior Secured Creditor, is Non-Priority Collateral and that is made free and clear of the Liens of the Priority Secured Creditor (such Lien continuing as to proceeds):  (a) upon the request of the Revolving Lender, as to Revolving Credit Priority Collateral subject to such Permitted Collateral Sale, release or otherwise terminate its Liens on such Collateral, (b) promptly deliver such terminations of financing statements, partial lien releases, and discharges, endorsements, assignments or other instruments of transfer, termination or release (collectively, “Release Documents”) and take such further actions as the Revolving Lender shall reasonably require in order to release and/or terminate such Junior Secured Creditor’s Liens on the Revolving Credit Priority Collateral subject to such Permitted Collateral Sale, and (c) be deemed to have consented under the applicable Documents to such Permitted Collateral Sale and to have waived the provisions of the applicable Documents to the extent necessary to permit such transaction and, in the case of a Permitted Collateral Sale of Revolving Credit Priority Collateral be deemed to have consented to such Permitted Collateral Sale free and clear of BFI’s security interest (it being understood that in the case of a Permitted Collateral Sale of Revolving Credit Priority Collateral, BFI shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Revolving Credit Priority Collateral).  In the case of a Permitted Collateral Sale consisting of the sale or disposition of all or substantially all of the equity interests or assets of any Revolving Obligor (other than a Revolving Borrower), upon the request of BFI, the Revolving Lender shall release such Revolving Obligor from its obligations, if any, under the Revolving Credit Documents (in the event that such Revolving Obligor will cease to be obligated in respect of the Term Loan Obligations) and execute such documents in order to effect such release as BFI shall request.

2.6           Release of Collateral Upon Release Event.  The Junior Secured Creditor shall, at any time in connection with a Release Event with respect to any Collateral that, as to such Junior Secured Creditor,  is Non-Priority Collateral:  (a) upon the request of the Revolving Lender with respect to Revolving Credit Priority Collateral subject to such Release Event (which request will specify the principal proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), release or otherwise terminate its Liens on such Collateral to the extent the Disposition of such Collateral is either by (i) the Revolving Lender or its agents or representatives or (ii) an Obligor with the consent of the Revolving Lender, (b) be deemed to have consented under the applicable Documents to such Disposition and to have waived the provisions of the applicable Documents to the extent necessary to permit such transaction and , in the case of a Release Event as to Revolving Credit Priority Collateral, be deemed to have consented to such Release Event free and clear of BFI’s Liens (it being understood that BFI shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Revolving Credit Priority Collateral) and (c) deliver such Release Documents and take such further actions as the Priority Secured Creditor may reasonably require in connection therewith; provided that, (i) such release by BFI shall not extend to or otherwise affect any of the rights of BFI to the proceeds from any such Disposition of such Revolving Credit Priority Collateral, and (ii) the Revolving Lender shall apply the proceeds of such Disposition to the reduction of the Revolving Credit Obligations (which, to the extent proceeds of Dispositions from Enforcement Actions from and after the time of commencement of the Enforcement Actions culminating in such Release Event exceed $500,000 in the aggregate, shall permanently reduce the Revolving Credit Obligations) and turn over any excess to BFI for application to the Term Loan Obligations.  In the case of a Release Event  with respect to all or substantially all of the equity interests or assets of any Revolving Obligor (other than a Revolving

Borrower), upon the request of BFI, the Revolving Lender shall release such Revolving Obligor from its obligations under the Revolving Credit Documents (in the event that such Obligor will cease to be obligated in respect of the Term Loan Obligations) and execute such documents in order to effect such release as BFI shall request.

2.7           Power of Attorney.  As to any Collateral that, as to any Junior Secured Creditor, is Non-Priority Collateral, such Junior Secured Creditor hereby irrevocably constitutes and appoints the Priority Secured Creditor as to such Collateral and any officer of such Priority Secured Creditor, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Secured Creditor and in the name of the Junior Secured Creditor or in such Priority Secured Creditor’s own name, from time to time in such Priority Secured Creditor’s discretion, for the purpose of carrying out the terms of Sections 2.5 and 2.6 hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Sections, including any Release Documents, and, in addition, to take any and all other appropriate and commercially reasonable action for the purpose of carrying out the terms of such Sections, such power of attorney being coupled with an interest and irrevocable until the Term Loan Termination Date, if the Junior Secured Creditor is the Revolving Lender, or the Revolving Credit Termination Date, if the Junior Secured Creditor is BFI.  The Junior Secured Creditor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 2.7.  No Person to whom this power of attorney is presented, as authority for the Priority Secured Creditor to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Junior Secured Creditor as to the authority of the Priority Secured Creditor to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the Priority Secured Creditor the authority to take and perform the actions contemplated herein.  The Junior Secured Creditor irrevocably waives any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney. Nothing contained in this Section 2.7 shall constitute consent to the Revolving Lender obtaining a Lien upon any Term Loan Priority Collateral.

2.8           Waiver.  Each Secured Creditor (a) waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Documents and notice of or proof of reliance by the Secured Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein and (b) acknowledges and agrees that the other Secured Creditors have relied upon the Lien priority and other provisions hereof in entering into the Documents and in making funds available to the applicable Borrower thereunder.

2.9           Notice of Interest In Collateral.  This Agreement is intended, in part, to constitute an authenticated notification of a claim by each Secured Creditor to the other Secured Creditor of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the UCC.

2.10           Permitted Junior Lien Dispositions.  (a) If, after the expiration of the Standstill Period and subject to Section 3.1 of this Agreement, BFI seeks to consummate any Permitted Junior Lien Disposition in connection with any Enforcement Action that is permitted hereunder, BFI shall provide notice to the Revolving Lender of its election to consummate such a Permitted Junior Lien Disposition, which will specify the principal proposed terms of the sale, identity of the expected purchasers (if known) and the type and amount of consideration expected to be received in connection therewith (a “Junior Lien Disposition Notice”).  Within 10 Business Days of its receipt of a Junior Lien Disposition Notice, the Revolving Lender shall provide written notice to BFI whether the Revolving Lender (i) will release its Liens on such Revolving Credit Priority Collateral that is the subject of such Permitted Junior Lien Disposition or (ii) intends to commence an Enforcement Action with respect to all or any portion of such Revolving Credit Priority Collateral.  If the Revolving Lender notifies BFI that it has elected not to release its Lien on such Revolving Credit Priority Collateral that is the subject of such Permitted Junior Lien Disposition and that it does not intend to commence an Enforcement Action (a “Designated Permitted Disposition”) then, the provisions of any other section of this Agreement to the contrary notwithstanding, the proceeds of such Designated Permitted Disposition shall be applied to the Term Loan Obligations, until Paid in Full; provided that the Revolving Lender shall be deemed to have waived the provisions of the applicable Documents to the extent necessary to permit such Designated Permitted Disposition.  In any event, any collection of an obligation constituting Revolving Credit Priority Collateral shall be paid to the Revolving Lender for application to the permanent reduction of the Revolving Credit Obligations.  Nothing contained in this Agreement shall restrict the right of BFI to take any Enforcement Action at any time with respect to Term Loan Priority Collateral or to require BFI to give any notice of same or to account for any proceeds of any Disposition of Term Loan Priority Collateral.

(b)           In the case of any other Permitted Junior Lien Disposition as to which the Revolving Lender has not notified BFI that the Revolving Lender intends to commence an Enforcement Action with respect to all or any part of the Revolving Credit Priority Collateral (and as to which the Revolving Lender does not thereafter commence any such Enforcement Action), the Revolving Lender shall (i) upon the request of BFI, and concurrent with such Permitted Junior Lien Disposition (free of the Lien securing Term Loan Obligations, such Lien attaching to proceeds), release or otherwise terminate its Liens on such Revolving Credit Priority Collateral, (ii) be deemed to have consented under the Revolving Credit Documents to such Disposition free and clear of the Revolving Lender’s Liens (it being understood that the Revolving Lender shall still, but subject to this Agreement, have a security interest with respect to the proceeds of such Revolving Credit Priority Collateral) and to have waived the provisions of the Revolving Credit Documents to the extent necessary to permit such transaction and (iii) deliver such Release Documents and take such further actions as BFI may reasonably require in connection therewith; provided, however, that subject to and in accordance with Section 2.4 hereof, BFI shall cause to be paid and/or delivered directly to the Revolving Lender all proceeds of any Permitted Junior Lien Disposition (other than a Designated Permitted Disposition, which shall be applied as provided in clause (a) above) for application in accordance with the priorities set forth in this Agreement.

Section 3.                           Enforcement of Security.

3.1           Management of Collateral.  Subject to the other terms and conditions of this Agreement, the Revolving Lender, and without regard to this Agreement, BFI, shall have the exclusive right to manage, perform and enforce the terms of the applicable Documents with respect to their respective Priority Collateral, to exercise and enforce all privileges and rights thereunder according to their sole discretion and the exercise of their sole business judgment, including the exclusive right to take or retake control or possession of such Priority Collateral and to hold, prepare for sale, process, Dispose of, or liquidate such Priority Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction.  In conducting any public or private sale under the UCC, the Revolving Lender shall give BFI such notice (a “UCC Notice”) of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.  Except as specifically provided in this Section 3.1 or 3.3 below, notwithstanding any rights or remedies available to BFI under any of the Term Loan Documents, applicable law or otherwise, BFI shall not, directly or indirectly, take any Enforcement Action with respect to Revolving Credit Priority Collateral; provided that, subject at all times to the provisions of Section 2, upon the expiration of the applicable Standstill Period, BFI may take any Enforcement Action as to Revolving Credit Priority Collateral (provided that it gives the Revolving Lender at least 10 Business Days written notice prior to taking such Enforcement Action); provided, further, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall BFI exercise or continue to exercise any such rights or remedies, or commence or petition for any such action or proceeding (including any foreclosure action or proceeding) as to Revolving Credit Priority if the Priority Secured Creditor shall have commenced the enforcement or exercise of any rights or remedies with respect to such Revolving Credit Priority Collateral or any such action or proceeding (including, without limitation, any of the following (if undertaken and pursued to consummate a Disposition of such Revolving Credit Priority Collateral within a commercially reasonable time): the solicitation of bids from third parties to conduct the liquidation of all or any material portion of Revolving Credit Priority Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of Revolving Credit Priority Collateral, the notification of account debtors to make payments to the Revolving Lender or its agents (other than to a lock box or similar arrangement in the ordinary course of business), the initiation of any action to take possession of all or any material portion of Revolving Credit Priority Collateral or the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any material portion of Revolving Credit Priority Collateral, or the diligent attempt in good faith to vacate any stay prohibiting an Enforcement Action with respect to all or any material portion of Revolving Credit Priority Collateral or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action.

3.2           Notices of Default.  Each Secured Creditor shall give to the other Secured Creditor concurrently with the giving thereof to any Revolving Obligor (a) a copy of any written notice by such Secured Creditor of an Event of Default under any of its Documents or a written notice of demand for payment from such Revolving Obligor and (b)  a copy of any written notice sent by such Secured Creditor to a Revolving Obligor stating such Secured Creditor’s intention to exercise any material enforcement rights or remedies against such Revolving Obligor, including written notice pertaining to any foreclosure on all or any material part of the Revolving Credit Priority Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of either Secured Creditor to give such required notice shall not result in any liability to such Secured Creditor or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Secured Creditors as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Revolving Obligor.

3.3           Permitted Actions.  Section 3.1 shall not be construed to limit or impair in any way the right of:  (a) either Secured Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Secured Creditor, (b) either Secured Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by another Secured Creditor for the sole purpose of protecting such Secured Creditor’s Lien on the Collateral, so long as it does not delay or interfere with the exercise by such other Secured Creditor of its rights under this Agreement, the Documents and under applicable law and (c) BFI to receive any remaining proceeds of Revolving Credit Priority Collateral after the Revolving Credit Obligations have been Paid in Full.

3.4           Collateral In Possession.

(a)           In the event that either Secured Creditor takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Revolving Credit Priority Collateral for purposes of perfecting its Lien therein, such Secured Creditor shall be deemed to be holding such Revolving Credit Priority Collateral as representative for all Secured Creditors, solely for purposes of perfection of its Lien under the UCC; provided that such possessing or controlling Secured Creditor shall not have any duty or liability to protect or preserve any rights pertaining to any of the Revolving Credit Priority Collateral for the other Secured Creditor.  Promptly following the Term Loan Termination Date or Revolving Credit Termination Date, as the case may be, BFI or the Revolving Lender, as the case may be, shall, upon the request of the Revolving Lender or BFI, as the case may be, deliver the remainder of the Revolving Credit Priority Collateral, if any, in its possession to the designee of the requesting Secured Creditor (except as may otherwise be required by applicable law or court order).

(b)         It is understood and agreed that this Section 3.4 is intended solely to assure continuous perfection of the Liens granted under the applicable Documents, and nothing in this Section 3.4 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.  The duties of each party under this Section 3.4 shall be mechanical and administrative in nature, and no party shall have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the other party.

3.5           Waiver of Marshalling and Similar Rights.  Each Secured Creditor, to the fullest extent permitted by applicable law, waives as to each other Secured Creditor any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

3.6           Insurance and Condemnation Awards.  So long as the Revolving Credit Termination Date has not occurred, the Revolving Lender, shall have the exclusive right, subject to the rights of the Revolving Borrowers under the applicable Documents, to settle and adjust claims in respect of the Revolving Credit Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Revolving Credit Priority Collateral.  After the occurrence of the Revolving Credit Termination Date, BFI, shall have the exclusive right, subject to the rights of the Revolving Borrowers under the applicable Documents, to settle and adjust claims in respect of the Revolving Credit Priority Collateral under policies of insurance and to approve any award granted in condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Revolving Credit Priority Collateral.  At all times, BFI shall have the exclusive right, subject to the rights of the Obligors to settle and adjust claims in respect of the Term Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Term Loan Priority Collateral.

Section 4.                           Covenants

4.1           Amendment of Term Loan Documents.  BFI may at any time and from time to time and without consent of or notice to the Revolving Lender, without incurring any liability to the Revolving Lender and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, renew or replace any or all of the Term Loan Documents provided, however, that without the consent of the Revolving Lender, BFI shall not amend, restate, supplement, modify substitute, renew or replace any or all of the Term Loan Documents to restrict the ability of any Revolving Obligor to amend any Revolving Credit Documents.

4.2           Amendments to Revolving Credit Documents.  The Revolving Lender may at any time and from time to time and without consent of or notice to BFI, without incurring any liability to BFI and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Revolving Credit Documents; provided, however, that without the consent as provided for in the Prior Intercreditor Agreement (hereafter defined), the Revolving Lender shall not amend, restate, supplement, modify substitute, renew or replace any or all of the Revolving Credit Documents to (a) directly increase the interest rates on the Revolving Credit Obligations to an amount greater than 3.0% per annum above rates as are in effect on the date hereof (excluding, without limitation, fluctuations in underlying rate indices and imposition of a default rate of 2% per annum), (b) increase the amount of the Revolving Credit Obligations to an amount in excess of the Maximum Revolving Credit Principal Amount, (c) impose restrictions on the ability of any Obligor to amend any Term Loan Documents or (d) obtain a Lien on any Collateral, other than Revolving Credit Priority Collateral.

4.3           Enforcement Actions by Junior Secured Creditors.                                                                                                BFI shall give the Revolving Lender at least 10 Business Days’ written notice prior to taking any Enforcement Action as to any Revolving Credit Priority Collateral, which notice may be given during the pendency of any Standstill Period.

Section 5.                      [Intentionally Omitted.]

Section 6.                           Bankruptcy Matters.

6.1           Bankruptcy.  This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession.  The relative rights of BFI and the Revolving Credit Creditors in respect of any Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing.   This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

6.2           Adequate Protection.  In any Insolvency Proceeding, if the Revolving Lender (or any subset thereof) is granted adequate protection in the form of a replacement Lien in respect of Revolving Credit Priority Collateral (a “Senior Adequate Protection Lien”), BFI may seek (and the Revolving Lender may not oppose) adequate protection of BFI’s interests in the Revolving Credit Priority Collateral in the form of (i) a replacement Lien on the additional collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens, if granted, will be subordinate to all Liens (other than Liens in Term Loan Priority Collateral or a Senior Adequate Protection Lien granted to BFI in respect of the Term Loan Priority Collateral) securing the Revolving Credit Obligations (including, without limitation, the Senior Adequate Protection Liens and any “carve-out” agreed to by the Revolving Lender) on the same basis as the other Non-Priority Liens of BFI are so subordinated under this Agreement and (ii) super-priority claims under Section 507(b) of the Bankruptcy Code junior in all respects to the super-priority claims granted under Section 507(b) of the Bankruptcy Code to the Revolving Lender on account of any of the Revolving Credit Obligations.  Except as expressly set forth above, BFI shall not seek replacement liens, post-petition interest and/or adequate protection payments in any Insolvency Proceeding in respect of the Revolving Credit Priority Collateral, and the Revolving Lender may oppose any payments proposed to be made by any Revolving Borrower or other Obligor or the Revolving Credit Obligations to BFI in respect of BFI’s Non-Priority Collateral or any replacement lien not complying with this Section 6.2. In no event shall the Revolving Lender seek or accept a replacement Lien consisting of a Lien on Term Loan Priority Collateral.

6.3           Sale of Collateral; Waivers.  BFI agrees that it will not object to or oppose a Disposition of any Revolving Credit Priority Collateral free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the Revolving Lender has consented to such Disposition of such assets, as long as all proceeds of such Disposition received by the Revolving Lender on account of the Revolving Credit Obligations will be applied to the permanent reduction of the Revolving Credit Obligations; provided that BFI may raise any objections to any such Disposition of such Collateral that could be raised by any creditor of the applicable Obligor whose claims were not secured by any Liens on such Revolving Credit Priority Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of BFI as a secured creditor (without limiting the foregoing, BFI may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any Bankruptcy Law)) with respect to the Liens granted in Revolving Credit Priority Collateral to BFI. No Junior Secured Creditor shall initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the Priority Secured Creditor’s claims as fully secured claims with respect to all or part of the Priority Obligations secured by Priority Collateral or for allowance of any Priority Obligations (including those consisting of post-petition interest, fees or expenses) or opposing any action by the Priority Secured Creditor to enforce their rights or remedies arising under the applicable Documents as to its Priority in a manner which is not prohibited by the terms of this Agreement, (ii) challenging the enforceability, validity, priority (on terms inconsistent with this Agreement) or perfected status of any Liens on any Priority Collateral securing the Priority Obligations of the Primary Secured Creditors under the applicable Documents, (iii) asserting any claims which any Obligor may hold with respect to the Priority Secured Creditor, (iv) seeking to lift the automatic stay with respect to any Enforcement Action against Collateral that, as to such Junior Secured Creditor, is Non-Priority Collateral, to the extent that such action is opposed by the Priority Secured Creditor as to such Collateral or (v) opposing a motion by the Priority Secured Creditor to lift the automatic stay as to an Enforcement Action with respect to Collateral that, as to such Priority Secured Creditor, is Priority Collateral.

6.4           Invalidated Payments.  To the extent that either Secured Creditor receives payments on its Priority Obligations or proceeds of Priority Collateral for application to its Priority Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “Priority Claim Avoidance”), then to the extent of such payment or proceeds received, such Priority Obligations, or part thereof, intended to be satisfied by such payment or proceeds shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Priority Secured Creditor, and this Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such Priority Claim Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Priority Secured Creditor and the Junior Secured Creditors provided for herein with respect to any event occurring on or after the date of such Priority Claim Avoidance.  The Junior Secured Creditor with respect to any Collateral (that as to such Junior Secured Creditor is Non-Priority Collateral) or Junior Obligations agrees that it shall be not entitled to benefit from any Priority Claim Avoidance in respect of any such Collateral or Junior Obligations, whether by preference or otherwise, it being understood and agreed that the benefit of such Priority Claim Avoidance otherwise allocable to it shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.5           Payments.  In the event of any Insolvency Proceeding involving any Obligor all proceeds of Priority Collateral (including, without limitation, any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Junior Obligations as to such Priority Collateral) shall be paid or delivered directly to Priority Secured Creditor (to be held and/or applied by the Priority Secured Creditor in accordance with the terms of the applicable Documents) until all Priority Obligations are Paid In Full before any of the same shall be made to the Junior Secured Creditor on account of any Junior Obligations, and each Junior Secured Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions in respect of its Junior Obligations to the Priority Secured Creditor; provided that the foregoing provision shall not apply to Distributions made in respect of the Junior Obligations pursuant to a plan of reorganization under the Bankruptcy Code with respect to an Obligor which has received the affirmative vote of all classes composed of the Priority Secured Creditors claims and which has been confirmed pursuant to a Final Order.  Each Junior Secured Creditor also irrevocably authorizes and empowers the Priority Secured Creditor, in the name of such

Junior Secured Creditor, to demand, sue for, collect and receive any and all such Distributions in respect of any Junior Obligations to which the Priority Secured Creditor is entitled hereunder.

6.6           Rights as Unsecured Lenders.  In any Insolvency Proceeding, to the extent not prohibited by this Agreement, each Secured Creditor may take any action, file any pleading, appear in any proceeding and exercise rights and remedies as unsecured creditors.

Section 7.                           Miscellaneous.

7.1           Termination.  Subject to Section 6.4, this Agreement shall terminate and be of no further force and effect upon the first to occur of the Payment in Full of (a) the Term Loan Obligations or (b) the Revolving Credit Obligations.

7.2           Successors and Assigns; No Third Party Beneficiaries.

(a)         This Agreement shall be binding upon each Secured Creditor and its respective successors and assigns and shall inure to the benefit of each Secured Creditor and its respective successors, participants and assigns.  No other Person shall have or be entitled to assert rights or benefits hereunder.

(b)         Each Secured Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, their respective Obligations; provided that no Secured Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Obligations and no participant shall be entitled to any rights or benefits under this Agreement, except through the Secured Creditor with which it is a participant.

(c)         In connection with any participation or other transfer or assignment, a Secured Creditor (i) may, subject to its respective Documents, disclose to such assignee, participant or other transferee or assignee all documents and information which such Secured Creditor now or hereafter may have relating to any Obligor or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.

7.3           Notices.  All notices and other communications provided for hereunder shall be in writing and shall be sent by registered mail, return receipt requested, sent by overnight courier, telecopied or delivered, as follows:

(a)           if to BFI, to it at the following address:

Attention:             Black Forest International, LLC
c/o BCGU, LLC
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011
Telephone:            (760) 804-8844, ext. 206
Telecopier:            (760) 804-8845

with a copy to:

Hodgson Russ, LLP
Attention:              Ronniel Levy, Esq.
1540 Broadway, 24th Floor

New York, New York 10036
Telephone:            (212) 751-4300
Telecopier:            (212) 751-0928

(b)           if to the Revolving Lender, to it at the following address:

Greenfield Commercial Credit, LLC
300 E. Long Lake Rd., Suite 180
Bloomfield Hills, Michigan 48304
Attention: Edward P. Lewan, Senior Vice President
Telephone:
Telecopier:

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 7.3.  All such notices and other communications shall be effective (i) if sent by registered mail, return receipt requested, when received or 3 Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and a confirmation is received, provided the same is on a Business Day and, if not, on the next Business Day or (iii) if delivered by messenger or overnight courier, upon delivery, provided the same is on a Business Day and, if not, on the next Business Day.

7.4           Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

7.5           GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.  THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK.

7.6           MUTUAL WAIVER OF JURY TRIAL.  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

7.7           Amendments.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Person from the terms hereof, shall in any event be effective unless it is in writing and signed by BFI.  In no event shall the consent of any Obligor be required in connection with any amendment or other modification of this Agreement, provided, however, that no amendment or modification of this Agreement that increases any obligation of any Obligor shall be effective against such Obligor unless such amendment or modification is in writing and signed by such Obligor.

7.8           No Waiver.  No failure or delay on the part of either Secured Creditor in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

7.9           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

7.10           Further Assurances.  Each party hereto agrees to cooperate fully with each other party hereto to effectuate the intent and provisions of this Agreement and, from time to time, to execute and deliver any and all other agreements, documents or instruments, and to take such other actions, as may be reasonably necessary or desirable to effectuate the intent and provisions of this Agreement.

7.11           Headings.  The section headings contained in this Agreement are and shall be without meaning or content whatsoever and are not part of this Agreement.

7.12           Credit Analysis.  The Secured Creditors shall each be responsible for keeping themselves informed of (a) the financial condition of the Obligors and all other all endorsers, obligors and/or guarantors of the  Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Obligations.  Neither Secured Creditor shall have any duty to advise the other Secured Creditor of information known to it regarding such condition or any such other circumstances.  Neither Secured Creditor assumes any liability to the other Secured Creditor or to any other Person with respect to:  (i) the financial or other condition of Obligors under any instruments of guarantee with respect to the Obligations, (ii) the enforceability, validity, value or collectibility of the Obligations, any Collateral therefor or any guarantee or security which may have been granted in connection with any of the Obligations or (iii) any Obligor’s title or right to transfer any Collateral or security.

7.13           Waiver of Claims.  To the maximum extent permitted by law, each party hereto waives any claim it might have against either Secured Creditor with respect to, or arising out of, any action or failure to act or any error of judgment or negligence, mistake or oversight whatsoever on the part of any other party hereto or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Documents or any transaction relating to the Collateral in accordance with this Agreement.  Neither of the Secured Creditors, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or, except as specifically provided herein, shall be under any obligation to Dispose of any Collateral upon the request of any Obligor or either Secured Creditor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

7.14           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the Documents, the provisions of this Agreement shall govern.

7.15           Specific Performance.  Each of BFI and the Revolving Lender may demand specific performance of this Agreement and on behalf of itself hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the other Secured Creditor.

7.16           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Creditors.  None of the Obligors or any other creditor thereof shall have any rights hereunder, and none of the Obligors may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of Obligors, which are absolute and unconditional, to pay the Term Loan Obligations and the Revolving Credit Obligations as and when the same shall become due and payable in accordance with their terms

7.17           Lien Priority Provisions; Subrogation.  This Agreement and the rights and benefits hereunder shall inure solely to the benefit of BFI and the Revolving Lender and their respective successors and permitted assigns and no other Person (including the Obligors or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert rights or benefits hereunder.  Each Junior Secured Creditor hereby agrees that until the Term Loan Termination Date, if the Junior Secured Creditor is the Revolving Lender, or the Revolving Credit Termination Date, if the Junior Secured Creditor is BFI, it will not assert any rights of subrogation it or they may acquire as a result of any payment hereunder.  Nothing contained in this Agreement is intended to or shall impair the obligation of any Obligor to pay the Obligations as and when the same shall become due and payable in accordance with their respective terms.

7.18           Entire Agreement.  This Agreement and the Documents embody the entire agreement of the Obligors, BFI and the Revolving Lender with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof and any draft agreements, negotiations and/or discussions involving any Obligor, BFI or the Revolving Lender relating to the subject matter hereof.

7.19           Attorneys’ Fees and Expenses.  In the event of any litigation arising from a dispute concerning this Agreement, the prevailing party shall be entitled to award of reasonable attorneys’ fees and expenses incurred in connection with such dispute and litigation

7.20           Prior Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement, each obligation of the Revolving Lender hereunder, and each right and remedy of BFI hereunder, is subject in all respects to the obligations of the Revolving Lender under an Amended And Restated Intercreditor Agreement, dated as of July 31, 2007, by and among the Revolving Lender, Fourth Third LLC, as agent, Earth LNG, Inc. and certain other Persons, as heretofore amended, modified or supplemented from time to time (the “Prior Intercreditor Agreement”).  The Revolving Lender shall not be obligated to perform any obligation under this Agreement, and BFI shall not attempt to enforce any right or remedy under this Agreement, to the extent that the performance of such obligation by the Revolving Lender or the enforcement of such right or remedy by BFI would violate any obligation of the Revolving Lender, or interfere with the enforcement of any right or remedy of the Revolving Lender, under the Prior Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BLACK FOREST INTERNATIONAL, LLC
By: BCGU, LLC, its administrative manager
By: Business Consulting Group Unlimited, Inc., its
       Administrative manager

By:                      /s/ Brad Bingham
Name:                 Brad Bingham, Esq.
Title:                   Attorney in Fact

GREENFIELD COMMERCIAL CREDIT, LLC, as Revolving Lender

By: GCC Management, Inc.
Its Manager

By:  /s/ Edward P. Lewan
       Edward P. Lewan
       Senior Vice President

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

OBLIGORS:

PNG VENTURES, INC., a Nevada corporation

By: /s/ Kevin Markey
Name:  Kevin Markey
Title:  Chief Executive Officer

APPLIED LNG TECHNOLOGIES
USA, L.L.C., a Delaware limited liability
company

By: New Earth LNG, LLC, a Delaware
limited liability company, its sole
member

By: /s/ Kevin Markey
Name:  Kevin Markey
Title:  President

FLEET STAR, INC., a Delaware
corporation

By: /s/ Dennis G. McLaughlin, III
Name:  Dennis G. McLaughlin, III
Title:   Chief Executive Officer

EARTH LEASING, INC., a Texas
corporation

By: /s/ Dennis G. McLaughlin, III
Name:  Dennis G. McLaughlin, III
Title:  Chief Executive Officer

ARIZONA LNG, L.L.C., a
Nevada limited liability company

By: New Earth LNG, LLC, a Delaware
limited liability company, its sole
member

By: /s/ Kevin Markey
Name:  Kevin Markey
Title:   President

NEW EARTH LNG, LLC, a
Delaware limited liability company

By: /s/ Kevin Markey
Name:  Kevin Markey
Title:   President